SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

    /_/     Preliminary Information Statement

    /_/     Confidential, for Use of the Commission Only
            (as permitted by Rule 14c-5(d)(2))

    /X/     Definitive Information Statement

                                  WARP 9, INC.
          -------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

     X      No fee required

    /_/     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

                  (1)      Title   of  each   class  of   securities   to  which
                           transaction applies:

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)      Proposed maximum aggregate value of transaction:

                  (5)      Total fee paid:

    /_/     Fee paid previously with preliminary materials.

    /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                                  WARP 9, INC.
                        6500 HOLLISTER AVENUE, SUITE 120
                         SANTA BARBARA, CALIFORNIA 93117

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                  JUNE 7, 2011


To The Shareholders of Warp 9, Inc.

         William E. Beifuss, Jr., Jonathan Lei, and Wings Fund, Inc. (collectively, the "Majority Shareholders") are entitled to vote of a total of 261,012,292 shares or approximately 54.3% of the total issued and outstanding stock of Warp 9, Inc., a Nevada corporation. The Majority Shareholders have adopted a resolution by written consent in lieu of a meeting pursuant to the General Corporation Law of the State of Nevada in order to effect a one-for-five reverse stock split of all issued and outstanding common stock of Warp 9 for shareholders of record.




         William E. Beifuss, Jr., Chief Executive Officer and President

                                   -----------

             WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                                  WARP 9, INC.
                        6500 HOLLISTER AVENUE, SUITE 120
                         SANTA BARBARA, CALIFORNIA 93117


                                  JUNE 7, 2011

                               SHAREHOLDERS ACTION



         The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about April 7, 2011 to be effective upon satisfaction by Warp 9, Inc. of all applicable filing and notification requirements of the Securities and Exchange Commission. As of April 7, 2011, the Majority Shareholders were entitled to vote of record 261,012,292 shares of Warp 9's common stock, par value $0.001 per share, or approximately
54.3% of the total issued and outstanding common stock of Warp 9. The outstanding shares of common stock are held by approximately 311 shareholders, not including shares of common stock held in "street name" in brokerage accounts which is unknown.

         The Majority Shareholders consist of William E. Beifuss, Jr., the Chairman, Chief Executive Officer, and President, of Warp 9, Jonathan Lei, the former Chairman, Chief Executive Officer, and President of Warp 9, and Wings Fund, Inc.

         Holders of the common stock of record as of June 7, 2011 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted.

         Warp 9 is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to the entire shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by June 27, 2011 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of Warp 9 is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transactions be approved by a majority of the disinterested shareholders. A total of 480,675,630 shares of common stock will be entitled to vote on Warp 9's proposed transactions described in this Information Statement.


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        THE COMPANY AND THE TRANSACTIONS


PROPOSED SHAREHOLDER ACTION

         Warp 9, Inc. has its executive offices at 6500 Hollister Avenue, Suite 120, Santa Barbara, California 93117, and its telephone number is (805) 964-3313. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, Warp 9 proposes to amend its Articles of Incorporation (the "Certificate of Amendment") in order to effect a one-for-five reverse stock split of all issued and outstanding common stock of Warp 9 for shareholders of record on the date the Certificate of Amendment is recorded. No fractional shares will be issued. If the reverse stock split would result in the issuance of a fractional share to any shareholder, the number of shares issuable to the shareholder will be rounded down to the next lower whole number of shares. The authorized capital stock of Warp 9 consists of 495,000,000 shares of common stock, par value $0.001 per share, of which approximately 96,135,126 shares will be issued and outstanding after the reverse stock split becomes effective, and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding. Warp 9's shareholders do not have dissenter's rights with respect to the reverse stock split.

         The Board of Directors of Warp 9 voted unanimously to implement the Certificate of Amendment because the Board of Directors believes that effecting a one-for-five reverse stock split of all issued and outstanding common stock of Warp will allow Warp 9 to raise the capital necessary for Warp 9 to grow its business or to acquire other businesses in the future, which may require Warp 9 to issue a significant number of additional shares of its common stock. Warp 9 has not currently identified any acquisition candidates.

         Warp 9 is not expected to experience a material tax consequence as a result of the Certificate of Amendment. Effecting the reverse stock split may, however, subject Warp 9's existing shareholders to future dilution of their ownership and voting power in Warp 9 because more authorized but unissued stock will be available to Warp 9.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the names of Warp 9's executive officers and directors and all persons known by Warp 9 to beneficially own 5% or more of the issued and outstanding common stock of Warp 9 at April 7, 2011. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of Warp 9 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 480,675,630 outstanding shares of common stock. Except as otherwise listed below, the address of each person is c/o Warp 9, Inc., 6500 Hollister Avenue, Suite 120, Santa Barbara, California 93117. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.



         NAME, TITLE AND ADDRESS              NUMBER OF SHARES BENEFICIALLY       PERCENTAGE OWNERSHIP
                                                         OWNED (1)
-------------------------------------------   -----------------------------       --------------------
William E. Beifuss, Chairman of the
   Board, Interim Chief Executive
   Officer, and Interim President                       17,024,314                       3.54%

Louie Ucciferri, Acting Chief Financial
   Officer and Corporate Secretary(2)                    5,500,000                       1.14%

John C. Beifuss, Director                                5,000,000                       1.04%

All Current Executive Officers as a Group               22,524,314                       4.66%

All Current Directors who are not
Executive Officers as a Group                            5,000,000                       1.04%

Wings Fund, Inc.
5662 Calle Real #115
Santa Barbara, California 93117                        157,018,453                      32.67%

Jonathan Lei
7127 Hollister Avenue, #25A
Santa Barbara, California 93117                         86,969,525                      18.09%
-----------------------------
(1)  Except as pursuant to applicable community property laws, the persons named in the table have sole  voting  and  investment  power with  respect to all shares of common stock beneficially owned.

(2) Includes 2,500,000 shares which may be purchased pursuant to stock options that are exercisable within 60 days of April 7, 2011.

ADDITIONAL INFORMATION

         Additional information regarding Warp 9, its business, its capital stock, and its financial condition are included in Warp 9's Form 10-K annual report and its Form 10-Q quarterly reports. Copies of Warp 9's Form 10-K for its fiscal year ending June 30, 2010, as well as Warp 9's Form 10-Q for the quarters ending September 30, 2010, December 31, 2010 and March 31, 2011, are available upon request to: William E. Beifuss, Jr., Chief Executive Officer and President, Warp 9, Inc., 6500 Hollister Avenue, Suite 120, Santa Barbara, California 93117.


                                  OTHER MATTERS

         The Board of Directors of Warp 9 is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO WILLIAM E. BEIFUSS, JR., CHIEF EXECUTIVE OFFICER OF THE COMPANY, AT WARP 9, INC., 6500 HOLLISTER AVENUE, SUITE 120, SANTA BARBARA, CALIFORNIA 93117, TELEPHONE (805) 964-3313. A COPY OF WARP 9'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.

                                    EXHIBIT A
                     AMENDMENT TO ARTICLES OF INCORPORATION